Exhibit 99.2

Citius Pharmaceuticals Announces Closing of $76.5 Million Registered Direct Offering

Priced At-the-Market under Nasdaq Rules

Cranford, NJ, February 19, 2021 – Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) (“Citius” or the “Company”), a specialty pharmaceutical company focused on developing and commercializing critical care drug products, today announced that it has closed its previously announced sale of an aggregate of 50,830,566 shares of its common stock and accompanying warrants to purchase up to an aggregate of 25,415,283 shares of its common stock, at a purchase price of $1.505 per share and accompanying warrant in a registered direct offering priced at-the-market under Nasdaq rules.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The warrants have an exercise price of $1.70 per share, are immediately exercisable, and will expire five years from the issue date.

The aggregate gross proceeds to the Company from the offering are approximately $76.5 million, before deducting the placement agent fees and other offering expenses payable by the Company. Citius currently intends to use the net proceeds from the offering for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures.

The securities described above were offered pursuant to a “shelf” registration statement (File No. 333-248748) filed with the Securities and Exchange Commission (SEC) and declared effective on September 25, 2020, and an additional registration statement on Form S-3 (File No. 333-253179) filed on February 16, 2021 pursuant to Rule 462(b), which became effective automatically upon filing. The offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the securities that were offered has been filed with the SEC and is available at the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the securities in the offering may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or emailing placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage specialty pharmaceutical company dedicated to the development and commercialization of critical care products, with a focus on anti-infectives and cancer care. For more information, please visit www.citiuspharma.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price, and includes all statements related to the intended use of net proceeds from the registered direct offering. Factors that could cause actual results to differ materially from those currently anticipated are: market and other conditions; our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; our need for substantial additional funds; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; the estimated markets for our product candidates and the acceptance thereof by any market; risks related to our growth strategy; patent and intellectual property matters, our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; government regulation; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Andrew Scott

Vice President, Corporate Development

(O) 908-967-6677 x105

ascott@citiuspharma.com